Exhibit 24.1

POWER OF ATTORNEY

MELLON FINANCIAL CORPORATION

Know all men by these presents, that each person whose signature appears below constitutes and appoints Carl Krasik and William E. Marquis, and each of them, such person’s true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for such person and in such person’s name, place and stead, in any and all capacities, (1) to sign one or more Registration Statements pursuant to the Securities Act of 1933, as amended, with respect to the registration of an unspecified amount of securities (including common stock, preferred stock, senior and/or subordinated debt securities and/or guarantees, junior subordinated debentures, trust preferred stock, convertible debt securities, depository shares, stock purchase contracts and/or units, and warrants) issued or guaranteed by Mellon Financial Corporation, and any and all amendments (including post-effective amendments) thereto, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission; (2) to sign and file any and all documents and instruments required by state securities or blue sky laws in connection with the registration of any or all of the securities covered by the above Registration Statements; and (3) to sign any documents in connection with related filings under the Securities Exchange Act of 1934, the Trust Indenture Act of 1939 or the Investment Company Act of 1940 and any filings related to applications for listing of the securities on any stock exchanges, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection with any of the above, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and each of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This power of attorney shall be effective as of July 18, 2006 and shall continue in full force and effect until revoked by the undersigned in a writing filed with the Secretary of the Corporation.

/s/ Robert P. Kelly Robert P. Kelly, Director and Principal Executive Officer	Robert Mehrabian, Director

/s/ Ruth E. Bruch Ruth E. Bruch, Director	/s/ Seward Prosser Mellon Seward Prosser Mellon, Director

/s/ Paul L. Cejas Paul L. Cejas, Director	/s/ Mark A. Nordenberg Mark A. Nordenberg, Director

/s/ Jared L. Cohon Jared L. Cohon, Director	David S. Shapira, Director

/s/ Steven G. Elliott Steven G. Elliott, Director	/s/ William E. Strickland, Jr. William E. Strickland, Jr., Director

/s/ Ira J. Gumberg Ira J. Gumberg, Director	/s/ John P. Surma John P. Surma, Director

/s/ Edmund F. Kelly Edmund F. Kelly, Director	/s/ Wesley W. von Schack Wesley W. von Schack, Director